SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2008

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or other Jurisdiction of Incorporation)
0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On June 10, 2008, the U.S. Department of Justice entered into a Stipulation and Order with Rural Cellular Corporation (“RCC”) (NASDAQ: RCCC) and Verizon Communications Inc. (NYSE:VZ) with respect to the proposed merger (the "Merger") of RCC and Verizon Wireless, a joint venture of Verizon Communications and Vodafone (NYSE and LSE: VOD), allowing the Merger to proceed subject to certain conditions.

Review of the Merger by the Federal Communications Commission is still pending. Consummation of the Merger is also subject to the satisfaction or waiver of all of the conditions to closing set forth in the Agreement and Plan of Merger, dated as of July 29, 2007, by and among Cellco Partnership (d/b/a Verizon Wireless) and RCC. Accordingly, while RCC believes closing will occur in the third quarter, there can be no assurance when the Merger will ultimately become effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer
June 10, 2008